Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Calvert Cash Reserves:

We consent to the use of our report, incorporated herein by reference, dated November 28, 2011, with respect to the financial statements of the Calvert Cash Reserves Institutional Prime Fund, a series of Calvert Cash Reserves, as of September 30, 2011, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Custodian" in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

January 30, 2012